TriNet Announces Second Quarter 2025 Results & Reaffirms Full Year 2025 Guidance

DUBLIN, Calif. — July 25, 2025 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive and flexible human capital management (HCM) solutions for small and medium-size businesses (SMBs), today announced financial results for the second quarter ended June 30, 2025. The second quarter highlights below include non-GAAP financial measures which are reconciled later in this release.
“Our second quarter financial performance was in-line with our forecast and keeps us on track to achieve our full-year guidance,” said Mike Simonds, TriNet President and CEO. “We continued to execute our strategy while supporting our SMB customers through the volatile business environment.”
Simonds continued, “During the quarter, we prudently repriced our benefits offering, while maintaining customer retention above our historical average. With several growth initiatives on track for the fall, we are excited to drive new sales with an expanded go-to-market approach coupled with improvements to our offering.”
Second quarter highlights include:
•Total revenues were $1.2 billion, flat compared to the same period last year.
•Professional service revenues decreased 8% to $172 million compared to the same period last year.
•Net income was $37 million, or $0.77 per diluted share, compared to net income of $60 million, or $1.20 per diluted share, in the same period last year.
•Adjusted Net Income was $55 million, or $1.15 per diluted share, compared to Adjusted Net Income of $78 million, or $1.53 per diluted share, in the same period last year.
•Adjusted EBITDA was $105 million, representing an Adjusted EBITDA Margin of 8.5%, compared to Adjusted EBITDA of $136 million, representing an Adjusted EBITDA Margin of 10.9%, in the same period last year.
•Average WSEs decreased 4% compared to the same period last year, to approximately 336,000.
•Returned $117 million to shareholders through share repurchases and dividends during the first half of 2025.
Full-Year 2025 Guidance
In addition to announcing our second quarter 2025 results, we are reiterating our full-year 2025 guidance. Non-GAAP financial measures are reconciled later in this release.

	Full Year 2025
(dollars in millions, except for per share amounts)	Low	High
Total Revenues	$4,950	$5,140
Professional Service Revenues	$700	$730
Insurance Cost Ratio	92%	90%
Adjusted EBITDA Margin	7%	9%
Diluted net income per share of common stock	$1.90	$3.40
Adjusted Net Income per share - diluted	$3.25	$4.75

Quarterly Report on Form 10-Q
We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the first half of 2025 with the U.S. Securities and Exchange Commission (SEC) and making it available at https://www.trinet.com today, July 25, 2025. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.
Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 5:30 a.m. PT (8:30 a.m. ET) today to discuss its second quarter results for 2025 and reaffirm its full-year financial guidance for 2025. TriNet encourages participants to pre-register for the webcast and conference call. The live webcast of the conference call can be accessed on the Investor Relations section of TriNet's website at https://investor.trinet.com. Participants can pre-register for the webcast by going to: https://events.q4inc.com/attendee/650432206. Callers can pre-register by going to: https://dpregister.com/sreg/10201467/ff917b6f7a. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” A replay of the webcast will be available on this website for approximately one year. A telephonic replay will be available for two weeks following the conference call at +1 (412) 317-0088 conference ID: 7260452.
About TriNet
TriNet is a leading provider of Human Resources solutions for small and medium size businesses, offering advanced technology-enabled services that include human capital expertise, employee benefits such as health insurance and retirement plans, payroll and payroll tax administration, risk mitigation, and compliance consulting. Our long-term objective is to be the premier provider of HR services for a broad range of SMBs through industry leading benefits, sales distribution excellence, and a world class services delivery model. For more information, visit TriNet.com or follow us on Facebook, LinkedIn and Instagram.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among other things, TriNet’s expectations and assumptions regarding: TriNet's financial guidance for the full-year 2025 and the underlying assumptions; TriNet's ability to achieve improvements in its results in 2026; the timing of TriNet's growth initiatives, TriNet's ability to drive new sales and maintain disciplined pricing and TriNet's ability to further benefit its customers with its product investments and service delivery model. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” "guidance," “impact,” “intend,” “may,” “plan,” "predict," “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations. These statements are not guarantees of future performance but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements. Investors are cautioned not to place undue reliance upon any forward-looking statements.

Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: our ability to manage unexpected changes in workers’ compensation and health insurance claims and costs by WSEs; our ability to mitigate the unique business risks we face as a co-employer; the effects of volatility in the financial and economic environment on the businesses that make up our client base; our inability to realize or sustain the expected benefits from our business realignment initiatives; loss of clients for reasons beyond our control and the short-term contracts we typically use with our clients; the impact of regional or industry-specific economic and health factors on our operations; the impact of failures or limitations in the business systems and centers we rely upon; the impact of discontinuing our discretionary credits on our business and client loyalty and retention; changes in our insurance coverage or our relationships with key insurance carriers; our ability to improve our services and technology to satisfy client and regulatory expectations; our ability to effectively integrate businesses we have acquired or may acquire in the future; our ability to effectively manage and improve our operational effectiveness and resiliency; our ability to attract and retain qualified personnel; the effects of increased competition and our ability to compete effectively; the impact on our business of cyber-attacks, breaches, disclosures and other data-related incidents; our ability to comply with evolving data privacy, AI and security laws; our ability to manage changes in, uncertainty regarding, or adverse application of the complex laws and regulations that govern our business; changing laws and regulations governing health insurance and employee benefits; our ability to keep pace with changes in technology or provide timely enhancements to our solutions and support; risks associated with our international operations; our ability to operate a business subject to numerous complex laws; changing laws and regulations governing health insurance and other traditional employee benefits at the federal, state, and local levels; our ability to be recognized as an employer of worksite employees and for our benefits plans to satisfy all requirements under federal and state regulations; changes in the laws and regulations that govern what it means to be an employer, employee or independent contractor; the impact of new and changing laws regarding remote work; our ability to comply with the licensing requirements that govern our solutions; the failure of third-party service providers performing their functions; the failure to comply with anti-corruption laws and regulations, economic and trade sanctions, and similar laws; the outcome of existing and future legal and tax proceedings; fluctuation in our results of operations and stock price due to factors outside of our control; our ability to comply with the restrictions of our indebtedness and meet our debt obligations; the need for additional capital or to restructure our existing debt; the continuation of our stock repurchase program; the impact of concentrated ownership in our stock by Atairos and other large stockholders; and the anti-takeover provisions in our charter documents and under Delaware law. Any of these factors could cause our actual results to differ materially from our anticipated results.
Further information on risks that could affect TriNet’s results is included in our filings with the SEC, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Renee Brotherton
TriNet	TriNet
Alex.Bauer@TriNet.com	Renee.Brotherton@TriNet.com
(510) 875-7201	(925) 965-8441

FINANCIAL HIGHLIGHTS
Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share and Operating Metrics data)	2025	2024	% Change	2025	2024	% Change
Income Statement Data:
Total revenues	$1,238	$1,243	—%	$2,530	$2,525	—%
Income before tax	51	81	(37)	166	205	(19)
Net income	37	60	(38)	122	152	(20)
Diluted net income per share of common stock	0.77	1.20	(36)	2.48	2.98	(17)
Non-GAAP measures (1):
Adjusted EBITDA	105	136	(23)	268	316	(15)
Adjusted Net income	55	78	(29)	154	189	(19)
Free Cash Flow				136	95	43
Operating Metrics:
Insurance Cost Ratio	90%	88%	2%	89%	87%	2
Average WSEs	336,010	351,455	(4)	338,377	349,810	(3)%
Total WSEs	338,900	354,028	(4)	338,900	354,028	(4)
(1)    Refer to Non-GAAP measures definitions and reconciliations from GAAP measures under the heading "Non-GAAP Financial Measures"

(in millions)	June 30, 2025	December 31, 2024	% Change
Balance Sheet Data:
Cash and cash equivalents	$407	$360	13%
Working capital	254	199	28
Total assets	3,688	4,119	(10)
Debt	984	983	—
Total stockholders’ equity	107	69	55

	Six Months Ended June 30,
(in millions)	2025	2024	% Change
Cash Flow Data:
Net cash provided by operating activities	$170	$130	31%
Net cash used in investing activities	(7)	(47)	(85)
Net cash used in financing activities	(428)	(555)	(23)

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions except per share data)	2025	2024	2025	2024
Professional service revenues	$172	$186	$381	$400
Insurance service revenues	1,048	1,040	2,113	2,090
Interest income	18	17	36	35
Total revenues	1,238	1,243	2,530	2,525
Insurance costs	947	916	1,889	1,823
Cost of providing services	71	75	142	154
Sales and marketing	68	72	135	144
General and administrative	52	47	98	95
Systems development and programming	17	17	37	35
Depreciation and amortization of intangible assets	17	19	34	37
Interest expense, bank fees and other	15	16	29	32
Total costs and operating expenses	1,187	1,162	2,364	2,320
Income before tax	51	81	166	205
Income taxes	14	21	44	53
Net income	$37	$60	$122	$152
Other comprehensive income (loss), net of income taxes	1	—	3	(3)
Comprehensive income	$38	$60	$125	$149
Net income per share:
Basic	$0.77	$1.21	$2.49	$3.01
Diluted	$0.77	$1.20	$2.48	$2.98
Weighted average shares:
Basic	48	50	49	50
Diluted	49	51	49	51

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
(in millions, except share and per share data)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$407	$360
Restricted cash, cash equivalents and investments	1,101	1,413
Accounts receivable, net	12	32
Payroll funds receivable	487	349
Prepaid expenses, net	50	64
Other payroll assets	660	916
Other current assets	45	46
Total current assets	2,762	3,180
Restricted cash, cash equivalents and investments, noncurrent	124	145
Property and equipment, net	10	10
Operating lease right-of-use asset	39	24
Goodwill	461	461
Software and other intangible assets, net	148	156
Other assets	144	143
Total assets	$3,688	$4,119
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other current liabilities	$85	$89
Revolving credit agreement borrowings	90	75
Client deposits and other client liabilities	41	76
Accrued wages	562	580
Accrued health insurance costs, net	191	189
Accrued workers' compensation costs, net	46	44
Payroll tax liabilities and other payroll withholdings	1,484	1,906
Operating lease liabilities	3	13
Insurance premiums and other payables	6	9
Total current liabilities	2,508	2,981
Long-term debt, noncurrent	894	908
Accrued workers' compensation costs, noncurrent, net	109	110
Deferred taxes	10	11
Operating lease liabilities, noncurrent	48	26
Other non-current liabilities	12	14
Total liabilities	3,581	4,050
Total stockholders' equity	107	69
Total liabilities & stockholders' equity	$3,688	$4,119

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
(in millions)	2025	2024
Operating activities
Net income	$122	$152
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of intangible assets	33	37
Amortization of deferred costs	23	21
Amortization of ROU asset, lease modification, impairment, and abandonment	3	3
Deferred income taxes	(1)	—
Stock based compensation	31	38
Loss from disposition of assets	1	—
Other	3	1
Changes in operating assets and liabilities:
Accounts receivable, net	1	(4)
Prepaid expenses, net	9	(18)
Other assets	(18)	(35)
Other payroll assets	—	2
Accounts payable and other liabilities	(5)	(8)
Client deposits and other client liabilities	(1)	(9)
Accrued wages	(10)	(20)
Accrued health insurance costs, net	1	(1)
Accrued workers' compensation costs, net	(1)	(14)
Payroll taxes liabilities and other payroll withholdings	(14)	(8)
Operating lease liabilities	(7)	(7)
Net cash provided by operating activities	170	130
Investing activities
Purchases of marketable securities	(41)	(137)
Proceeds from sale and maturity of marketable securities	67	125
Acquisitions of property and equipment and software	(34)	(35)
Proceeds from sale of business	1	—
Net cash used in investing activities	(7)	(47)
Financing activities
Change in WSE and TriNet Trust related assets and liabilities, net	(310)	(382)
Repurchase of common stock	(91)	(135)
Proceeds from issuance of common stock	7	7
Awards effectively repurchased for required employee withholding taxes	(8)	(12)
Repayment of revolving credit agreement borrowings	—	(25)
Dividends paid	(26)	(13)
Net cash used in financing activities	(428)	(560)
Net change in cash and cash equivalents, unrestricted and restricted	(265)	(477)
Cash and cash equivalents, unrestricted and restricted:
Beginning of period	1,691	1,466
End of period	$1,426	$989

Supplemental disclosures of cash flow information
Interest paid	$27	$30
Income taxes paid, net	$26	$62
Supplemental schedule of noncash investing and financing activities
Cash dividend declared, but not yet paid	$13	$12
Payable for purchase of property and equipment	$3	$2
Receivable from sale of business	$6	$—

FINANCIAL STATEMENTS

Non-GAAP Financial Measures
In addition to the selected financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures that we use to manage our business, to make planning decisions, to allocate resources and to use as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide information that we use to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation from, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA	• Net income, excluding the effects of:
- income tax provision,
- interest expense, bank fees and other,
- depreciation,
- amortization of intangible assets,
- stock based compensation expense,
- amortization of cloud computing arrangements, and
- restructuring costs.
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-recurring costs, which include restructuring costs, as well as certain non-cash charges such as depreciation and amortization, and stock-based compensation and certain impairment charges recognized based on the estimated fair values. We believe these charges are either not directly resulting from our core operations or not indicative of our ongoing operations.
• Enhances comparisons to the prior period and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.
• We also sometimes refer to Adjusted EBITDA margin, which is the ratio of Adjusted EBITDA to total revenues.
Adjusted Net Income	• Net income, excluding the effects of:
- effective income tax rate (1),
- stock based compensation expense,
- amortization of intangible assets, net,
- non-cash interest expense,
- restructuring costs, and
	- the income tax effect (at our effective tax rate (1) of these pre-tax adjustments.)	• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.
Free Cash Flow	• Net cash provided by operating activities reduced by capital expenditures	• Provides information on the strength of our liquidity and available cash.
• Provides management with a measure to assist in making planning decisions, evaluate our performance and allocate resources.
• We also sometimes refer to Free Cash Flow Conversion ratio, which is the ratio of free cash flow to Adjusted EBITDA.
(1) Non-GAAP effective tax rate is 25.0% and 25.6% for the second quarters and full years of 2025 and 2024, which excludes the income tax impact from stock-based compensation, changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures
The table below presents a reconciliation of Net (loss) income to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net income	$37	$60	$122	$152
Provision for income taxes	14	21	44	53
Stock based compensation	18	18	31	38
Interest expense, bank fees and other	15	16	29	32
Depreciation and amortization of intangible assets	17	19	34	37
Amortization of cloud computing arrangements	2	2	5	4
Restructuring costs	2	—	3	—
Adjusted EBITDA	$105	$136	$268	$316
Adjusted EBITDA Margin	8.5%	10.9%	10.6%	12.5%
The table below presents a reconciliation of Net (loss) income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2025	2024	2025	2024
Net income	$37	$60	$122	$152
Effective income tax rate adjustment	1	—	2	1
Stock based compensation	18	18	31	38
Amortization of intangible assets	3	5	5	10
Non-cash interest expense	—	1	1	1
Restructuring costs	2	—	3	—
Income tax impact of pre-tax adjustments	(6)	(6)	(10)	(13)
Adjusted Net Income	$55	$78	$154	$189
GAAP weighted average shares of common stock - diluted	49	51	49	51
Adjusted Net Income per share - diluted	$1.15	$1.53	$3.15	$3.70
The table below presents a reconciliation of Net cash provided by operating activities to Free Cash Flow:

	Six Months Ended June 30,
(in millions)	2025	2024
Net cash provided by operating activities	$170	$130
Acquisitions of property and equipment and projects in process	(34)	(35)
Free Cash Flow (a)	$136	$95
Adjusted EBITDA (b)	$268	$316
Free Cash Flow Conversion Ratio (a)/(b)	51%	30%

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures for the full-year 2025 guidance.
Low and high percentages represent increases (decreases) from the same period in the previous year.
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	FY 2024	Year 2025 Guidance
(in millions, except per share data)	Actual	Low	High
Net income	$173	(46)%	(3)%
Effective income tax rate adjustment	(5)	(83)	(105)
Stock based compensation	65	11	11
Amortization of intangible assets	19	(49)	(49)
Non-cash interest expense	3	(100)	(100)
Restructuring costs	49	(80)	(80)
Income tax impact of pre-tax adjustments	(35)	(32)	(32)
Adjusted Net Income	$269	(40)%	(12)%
GAAP weighted average shares of common stock - diluted	50
Adjusted Net Income per share - diluted	$5.32	$3.25	$4.75